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                                                                   EXHIBIT 3.3

                           AMENDED AND RESTATED BYLAWS
                                       OF
                            DAIN RAUSCHER CORPORATION

                           ---------------------------

                                   ARTICLE I
                                    OFFICES

     The registered office of Dain Rauscher Corporation (hereinafter referred to as the "Corporation") in the State of Delaware shall be located in the City of Wilmington, County of New Castle. The Corporation's principal place of business shall be at Dain Rauscher Plaza, 60 South Sixth Street, Minneapolis, Minnesota. The Corporation may establish or discontinue, from time to time, such other offices and places of business within or without the State of Delaware as may be deemed proper for the conduct of the Corporation's business.

                                   ARTICLE II
                             MEETINGS OF STOCKHOLDERS

     SECTION 1. ANNUAL MEETING. The annual meeting of the holders of shares of such classes of stock as are entitled to notice thereof and to vote thereat pursuant to the provisions of the Certificate of Incorporation (hereinafter called the "Annual Meeting of Stockholders") for the purpose of electing directors and transacting such other business as may come before it shall be held on the last Friday in April each year (or if that day be a legal holiday, then on the next succeeding day not a legal holiday), at 2:00 p.m. at Dain Rauscher Plaza, 60 South Sixth Street, in the City of Minneapolis, Minnesota, or at such other date, time and place (within or without the State of Delaware) as shall be designated by the Board of Directors.

     SECTION 2. SPECIAL MEETINGS. In addition to such special meetings as are provided for by law or by the Certificate of Incorporation, special meetings of the holders of any class or of all classes of the Corporation's stock may be called at any time by the Board of Directors, the Executive Committee of the Board, the Chairman of the Board, or the Chief Executive Officer, and may be held at such time, on such day and at such place, within or without the State of Delaware, as shall be designated by the Board of Directors. Special meetings of the holders of the Common Stock shall be called by the Secretary upon the written request, stating the purpose or purposes of any such meeting, of the holders of Common Stock who hold of record collectively at least 25% of the outstanding shares of Common Stock of the Corporation.

     SECTION 3.  NOTICE OF MEETINGS.   Notice of a stockholders' meeting
shall be given either personally or by mail or by other means of written communication, addressed to the stockholder at the address of such stockholder appearing on the books of the Corporation or given by the stockholder to the Corporation for the purpose of notice. Notice by mail shall be deemed to have been given at the time a written notice is deposited in the United States' mail, postage prepaid. Any other written notice shall be deemed to have been given at the time it is personally delivered to the recipient or is delivered to a common carrier for transmission, or actually transmitted by
the person giving the notice by electronic means, to the recipient.   Notices
shall be delivered personally or mailed not more than sixty (60) days and not less than

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ten (10) days before the day of the meeting.  The business which may be transacted at any special meeting of stockholders shall consist of and be limited to the purpose or purposes stated in such notice, make an affidavit stating that notice has been given. Such affidavit shall be filed with the minutes of such meeting or otherwise retained by the Corporation in such manner and place as is determined by the Secretary or an Assistant Secretary of the Corporation.

     SECTION 4. WAIVER OF NOTICE. Whenever notice is required to be given under any provision of law or of the Certificate of Incorporation or the Bylaws, a waiver thereof in writing or by telegraph, facsimile transmission, cable or other form of recorded communication signed by the person entitled to notice, whether before, or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting of stockholders shall constitute a waiver of notice of such meeting, except when the person attends such meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any meeting of stockholders need be specified in a waiver of notice unless so required by the Certificate of Incorporation.

     SECTION 5. ORGANIZATION. The Chairman of the Board of Directors shall act as Chairman at all meetings of stockholders at which he or she is present, and as such Chairman shall call such meetings of stockholders to order and preside thereat. If the Chairman is absent from any meeting of stockholders, the duties provided in this Section 5, Article II shall be performed by the Chief Executive Officer of the Corporation or such other officer as the Board of Directors shall determine. The Secretary of the Corporation shall act as secretary at all meetings of the stockholders, but in his or her absence the Chairman of the meeting may appoint any person present to act as secretary of the meeting.

     SECTION 6. INSPECTORS. All votes by ballot at any meeting of stockholders shall be conducted by two inspectors, who need not be stockholders, who shall, except as otherwise provided by law, be appointed for the purpose by the Board of Directors or the chairman of the meeting. The inspectors shall decide upon the qualification of voters, count the votes and declare the result.

     SECTION 7. STOCKHOLDERS ENTITLED TO VOTE. The Board of Directors may fix a date not more than sixty (60) days nor less than ten (10) days prior to the date of any meeting of stockholders, or prior to the last day on which the consent or dissent of stockholders may be effectively expressed for any purpose without a meeting, as a record date for the determination of the stockholders entitled (i) to notice of and to vote at such meeting and any adjournment thereof, or (ii) to give such consent or express such dissent, and such case such stockholders and only such stockholders as shall be stockholders of record on the date so fixed shall be entitled to notice of, and to vote at, such meeting and any adjournment thereof, or to give such consent or express such dissent, as the case may be, notwithstanding any transfer of any stock on the books of the Corporation after any such record date fixed as aforesaid. The Secretary or any Assistant Secretary shall prepare and make, or cause to be prepared and made, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at such meeting, arranged in alphabetical order and showing the address of each such stockholder and the number of shares registered in the name of each such stockholder. Such list shall be open to

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the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place, specified in the notice of the meeting, within the city where the meeting is to be held, or, if not so specified, at the place where the meeting is to be held. Such list shall be produced and kept at the time and place of the meeting during the whole time thereof, and subject to the inspection of any stockholder who may be present.

     SECTION 8. QUORUM AND ADJOURNMENT. Except as otherwise provided by law or by the Certificate of Incorporation, the holders of a majority of the shares of stock entitled to vote at the meeting present in person or by proxy without regard to class shall constitute a quorum at all meetings of the stockholders. In the absence of a quorum, the holders of a majority of such shares of stock present in person or by proxy may adjourn any meeting, from time to time, until a quorum shall be present. At any such adjourned meeting at which a quorum may be present, any business may be transacted which might have been transacted at the meeting as originally called. No notice of any adjourned meeting need be given other than by announcement at the meeting that is being adjourned, provided that if the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, then a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

     SECTION 9. ORDER OF BUSINESS. The order of business at all meetings of stockholders shall be as determined by the chairman of the meeting or as otherwise determined by the vote of the holders of a majority of the shares of stock present in person or by proxy and entitled to vote without regard to class at the meeting.

     SECTION 10. VOTE OF STOCKHOLDERS. Except as otherwise permitted by law or by the Certificate of Incorporation or the Bylaws, all action by stockholders shall be taken at a stockholders' meeting. Every stockholder of record, as determined pursuant to Section 7 of this Article II, and who is entitled to vote, shall, except as otherwise expressly provided in the Certificate of Incorporation with respect to any class of the Corporation's capital stock, be entitled at every meeting of the stockholders to one vote for every share of stock standing in his name on the books of the Corporation. Election of directors shall be by written ballot if requested by any stockholder, but, unless otherwise provided by law, no vote on any question upon which a vote of the stockholders may be taken need be by ballot unless the chairman of the meeting shall determine that it shall be by ballot or the holders of a majority of the shares of stock present in person or by proxy and entitled to participate in such vote shall so demand. In a vote by ballot each ballot shall state the number of shares voted and the name of the stockholder or proxy voting. Except as otherwise provided by law or by the Certificate of Incorporation, all elections of directors and all questions shall be decided by the vote of the holders of a majority of the shares of stock present in person or by proxy at the meeting and entitled to vote in the election or on the question.

     SECTION 11. PROXIES. Every stockholder entitled to vote or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for him by proxy duly appointed by an instrument in writing, subscribed by such stockholder and executed not more than three (3) years prior to the meeting, unless the instrument provides for a longer period. The attendance at any meeting of stockholders of a

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stockholder who may theretofore have given a proxy shall not have the effect of revoking such proxy unless such stockholder shall in writing so notify the secretary of the meeting prior to the voting of the proxy.

     SECTION 12. CONSENT OF STOCKHOLDERS IN LIEU OF MEETING. Except as otherwise provided by law or by the Certificate of Incorporation, any action required to be taken, or which may be taken, at any meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of shares of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares of stock entitled to vote thereon were present and voted; provided, that prompt notice of the taking of corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

     SECTION 13. NOTICE OF BUSINESS. At any meeting of stockholders, only such business shall be conducted as shall have been brought before the meeting (a) by or at the direction of the Board, (b) in accordance with Rule 14a-8 under the Securities Exchange Act of 1934, or (c) by a stockholder of record entitled to vote at such meeting who complies with the notice procedures set forth in this Section. For business to be properly brought before a meeting by such a stockholder, the stockholder shall have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, such notice shall be delivered to or mailed and received at the principal executive office of the Corporation not less than one hundred twenty (120) days in advance of the date of the previous year's annual meeting. Such stockholder's notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the meeting (a) a brief description of the business desired to be brought before the meeting, and in the event that such business includes a proposal to amend either the Certificate of Incorporation or the Bylaws of the Corporation, the language of the proposed amendment,
(b) the name and address of the stockholder proposing such business, (c) the class and number of shares of stock of the Corporation which are owned by such stockholder, and (d) any material personal interest of such stockholder in such business. If notice has not been given pursuant to this Section, the Chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that the proposed business was not properly brought before the meeting, and such business may not be transacted at the meeting. The foregoing provisions of this Section do not relieve any stockholder of any obligation to comply with all applicable requirements of the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder.

     SECTION 14.  NOTICE OF BOARD CANDIDATE.   At any meeting of
stockholders, a person may be a candidate for election to the Board only if such person is nominated (a) by or at the direction of the Board, (b) by any nominating committee or person appointed by the Board, or (c) by a stockholder of record entitled to vote at such meeting who complies with the notice procedures set forth in this Section. To properly nominate a candidate, a stockholder shall give timely notice of such nomination in writing to the Secretary of the Corporation. To be timely, such notice shall be delivered to or mailed and received at the principal executive office of the Corporation not less than thirty days prior to the meeting; PROVIDED, HOWEVER, that in the event that less than forty days' notice of the date of the meeting is given by the Corporation, notice of such nomination to be timely must be so received not later than the close of business on the fifth
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day following the day on which such notice of the date of the meeting was mailed or otherwise given. Such stockholder's notice to the Secretary shall set forth (a) as to each person whom the stockholder proposes to nominate (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class and number of shares of stock of the Corporation which are owned by the person, and (iv) any other information relating to the person that would be required to be disclosed in a solicitation of proxies for election of directors pursuant to Regulation 14A under the Securities Exchange Act of 1934; and (b) as to the stockholder giving the notice (i) the name and address of such stockholder and (ii) the class and number of shares of stock of the Corporation owned by such stockholder. The Corporation may require such other information to be furnished respecting any proposed nominee as may be reasonably necessary to determine the eligibility of such proposed nominee to serve as a director of the Corporation. No person shall be eligible for election by the stockholders as a director at any meeting unless nominated in accordance with this Section.

                                  ARTICLE III
                               BOARD OF DIRECTORS

     SECTION 1. ELECTION AND TERM. Except as otherwise provided by law, the Certificate of Incorporation, or by the provisions of this Article III, directors shall be elected at the Annual Meeting of Stockholders to serve until the next Annual Meeting of Stockholders and until their successors are elected and qualify or until their earlier resignation, removal, or disqualification.

     SECTION 2. NUMBER. The number of directors may be fixed from time to time by resolution of the Board of Directors but shall not be less than three (3) nor more than thirty (30).

     SECTION 3. GENERAL POWERS. The business, properties and affairs of the Corporation shall be managed by the Board of Directors, which, without limiting the generality of the foregoing, shall have the power to elect and appoint officers of the Corporation, to delegate to a committee of the Board and the ability to elect and appoint certain officers of the Corporation, to appoint and direct or to delegate to a committee of the Board of one or more officers of the Corporation the ability to appoint and direct agents, to grant or to delegate to a committee of the Board or one or more officers of the Corporation the ability to grant general or limited authority to officers, employees and agents of the Corporation to make, execute and deliver contracts and other instruments and documents in the name and on behalf of the Corporation and over its seal, without specific authority in each case, and, by resolution adopted by a majority of the whole Board of Directors, to appoint committees of the Board in addition to those provided for in Article IV hereof, the membership of which may consist of one or more directors, and which may advise the Board of Directors with respect to any matters relating to the conduct of the Corporation's business. The membership of such committees shall consist of such persons as are designated by the Board of Directors whether or not any of such persons is then a director of the Corporation. In addition, the Board of Directors may exercise all the powers of the Corporation and do all lawful acts and things which are not reserved to the stockholders by law or by the Certificate of Incorporation.

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     SECTION 4.  PLACE OF MEETINGS.  Meetings of the Board of Directors may
be held at any place, within or without the State of Delaware, from time to time designated by the Board of Directors.

     SECTION 5. REGULAR MEETINGS. Regular meetings of the Board of Directors shall be held at such times as may be determined by resolution of the Board of Directors and no notice shall be required for any regular meeting. Except as otherwise provided by law, any business may be transacted at any regular meeting of the Board of Directors.

     SECTION 6. SPECIAL MEETINGS; NOTICE AND WAIVER OF NOTICE. Special meetings of the Board of Directors shall be called by the Secretary on the request of the Chairman of the Board of Directors, the Chief Executive Officer, or any three other directors stating the purpose or purposes of such meeting. Special meetings of the Board shall be held upon two (2) days' written notice (or notice by other recorded means such as facsimile transmission) or notice given personally or by telephone not later than the day before such meeting. Any such notice (other than any notice given personally or by telephone) shall be addressed or delivered to each director at such director's address as it is shown upon the records of the Corporation or as may have been given to the Corporation by the director for purposes of notice or, if such address is not shown on such records or is not readily ascertainable, at the place in which the meetings of the directors are regularly held. Notice of any meeting of the Board of Directors need not be given to any director if he or she shall sign a written waiver thereof either before or after the time stated therein, or if he or she shall attend a meeting, except when he or she attends such meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Unless limited by law, the Certificate of Incorporation, the Bylaws, or by the terms of the notice thereof, any and all business may be transacted at any special meeting without the notice thereof having so specifically enumerated the matters to be acted upon.

     SECTION 7. ORGANIZATION. The Chairman of the Board shall preside at all meetings of the Board of Directors at which he or she is present. If the Chairman of the Board shall be absent from any meeting of the Board of Directors, the duties otherwise provided in this Section 7 to be performed by him or her at such meeting shall be performed at such meeting by one of the directors present. The Secretary of the Corporation shall act as the secretary at all meetings of the Board of Directors and in his absence a temporary secretary shall be appointed by the chairman of the meeting.

     SECTION 8.  QUORUM AND ADJOURNMENT.  Except as otherwise provided by
Section 13 of this Article III, at every meeting of the Board of Directors a majority of the total number of Directors shall constitute a quorum but in no event shall a quorum be constituted by less than two directors. Except as otherwise provided by law, or by Section 13 of this Article III, or by
Section 1 or Section 8 of Article IV, or by Section 3 of Article VI, or by
Article IX, the vote of a majority of the directors present at any such meeting at which a quorum is present shall be the act of the Board of Directors. In the absence of a quorum, any meeting may be adjourned, from time to time, until a quorum is present. No notice of any adjourned meeting need be given other than by announcement at the meeting that is being adjourned. Members of the Board of Directors or any committee thereof may participate in a meeting of the Board of Directors or of

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such committee by means of conference telephone or similar communications by means of which all persons participating in the meeting can hear each other, and participation in such a meeting shall constitute presence in person at such meeting.

     SECTION 9. VOTING. On any question on which the Board of Directors shall vote, the names of those voting and their votes shall be entered in the minutes of the meeting when any member of the Board of Directors so requests.

     SECTION 10. ACTION WITHOUT A MEETING. Except as otherwise provided by law or by the Certificate of Incorporation, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if prior to such action all members of the Board of Directors or of such committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors or the committee.

     SECTION 11. RESIGNATIONS. Any director may resign at any time either by oral tender of resignation at any meeting of the Board of Directors or by written notice thereof to the Corporation. Any resignation shall be effective immediately unless some other time is specified for it to take effect. Acceptance of any resignation shall not be necessary to make it effective unless such resignation is tendered subject to such acceptance.

     SECTION 12. REMOVAL OF DIRECTORS. Any director may be removed, either for or without cause, at any time, by action of the holders of record of a majority of the shares of Common Stock of the Corporation present in person or by proxy at a meeting of holders of such shares and entitled to vote thereon, and the vacancy in the Board of Directors caused by any such removal may be filled by action of such stockholders at such meeting or at any subsequent meeting.

     SECTION 13. FILLING OF VACANCIES NOT CAUSED BY REMOVAL. Except as otherwise provided by law, in case of any increase in the number of directors, or of any vacancy created by death, resignation or disqualification, the additional director or directors may be elected or the vacancy or vacancies may be filled, as the case may be, by the Board of Directors at any meeting by affirmative vote of a majority of the remaining directors or by a sole remaining director though the remaining director or directors be less than the quorum provided for in Section 8 of this Article
III. The directors so chosen shall hold office until the next Annual Meeting of Stockholders and until their successors are elected and qualify or until their earlier death, resignation, removal or disqualification.

     SECTION 14. DIRECTORS' COMPENSATION. Directors shall receive such reasonable compensation for their services as directors or as members of committees of the Board of Directors, whether in the form of salary, fixed fee for attendance at meetings, or other fees, with expenses, if any, stock incentives, or otherwise, as the Board of Directors or any committee of the Board delegated such authority by the Board may from time to time determine. Nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

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                                 ARTICLE IV
                       EXECUTIVE COMMITTEE OF THE BOARD

     SECTION 1. CONSTITUTION AND POWERS. The Board of Directors may, by resolution adopted by affirmative vote of a majority of the whole Board of Directors, appoint an Executive Committee of the Board, which shall have and may exercise, during the intervals between the meetings of the Board of Directors, all the powers and authority of the Board of Directors in the management of the business, properties and affairs of the Corporation, including authority to issue stock of the Corporation and to take all action provided in the Bylaws to be taken by the Board of Directors; provided, however, that the foregoing is subject to the applicable provisions of law and shall not be construed (a) as authorizing action by the Executive Committee of the Board with respect to any action which pursuant to Section 14 of Article III, this Section 1 and Section 8 of this Article IV, Section 3 of Article VI and Article IX is required to be taken by vote of a specified proportion of the whole Board of Directors, or with respect to action pursuant to Section 2 of Article III, or (b) as granting the Executive Committee of the Board the power or authority to amend the Certificate of Incorporation, adopt an agreement of merger or consolidation, recommend to the stockholders the sale, lease or exchange of all or substantially all of the Corporation's property in assets, recommending to the stockholders a dissolution of the Corporation or a revocation of a dissolution or declaring a dividend. The Executive Committee of the Board shall consist of such number of directors as may from time to time be designated by the Board of Directors, but shall not be less than two (2) nor more than twelve (12) directors. The members of the Executive Committee shall be appointed by a majority of the whole Board of Directors, and shall hold office until they are removed from such committee membership or their respective successor members of such committee are appointed by a majority of the whole Board of Directors or until their earlier death or resignation. All acts done and powers conferred by the Executive Committee of the Board shall be deemed to be, and may be certified as being, done or conferred under authority of the Board of Directors.

     SECTION 2. PLACE OF MEETINGS. Meetings of the Executive Committee of the Board may be held at any place, within or without the State of Delaware, from time to time designated by the Board of Directors or the Executive Committee of the Board.

     SECTION 3. MEETINGS; NOTICE AND WAIVER OF NOTICE. Regular meetings of the Executive Committee of the Board shall be held at such times as may be determined by resolution either of the Board of Directors or the Executive Committee of the Board and no notice shall be required for any regular meeting. Special meetings of the Executive Committee of the Board shall be called by the Chairman of the Board of Directors or the Secretary upon the request of any two members thereof. Notices of special meetings shall be mailed to each member, addressed to him or her at his or her residence or usual place of business, not later than two (2) days before the day on which the meeting is to be held, or shall be sent to him or her at such place by telegraph, facsimile transmission, cable or any other form of recorded communication, or be delivered personally or by telephone, not later than the day before the day of such meeting. Neither the business to be transacted at, nor the purpose of, any special meeting of the Executive Committee of the Board need be specified in any notice or written waiver of notice unless so required by the Certificate of Incorporation or the Bylaws. Notices of any such meeting need not be given to any member of the Executive Committee of the Board, however, if

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waived by him or her as provided in Section 6 of Article III, the provisions of such Section 6 with respect to waiver of notice of meetings of the Board of Directors applying to meetings of the Executive Committee of the Board as well.

     SECTION 4. ORGANIZATION. The Chairman of the Board of Directors shall preside at all meetings of the Executive Committee of the Board. In the absence of the Chairman, one of the members shall be chosen to preside at such meeting. The Secretary of the Corporation shall act as secretary at all meetings of the Executive Committee of the Board and in his absence a temporary secretary shall be appointed by the chairman of the meeting.

     SECTION 5. QUORUM AND ADJOURNMENT; ACTION WITHOUT A MEETING. A majority of the members of the Executive Committee of the Board shall constitute a quorum for the transaction of business, and the act of a majority of those present at any meeting at which a quorum is present shall be the act of the Executive Committee of the Board. In the absence of a quorum, any meeting may be adjourned from time to time until a quorum is present. No notice of any adjourned meeting need be given other than by announcement at the meeting that is being adjourned. The provisions of
Section 8 of Article III with respect to participation in a meeting of a committee of the Board of Directors and the provisions of Section 10 of
Article III with respect to action taken by a committee of the Board of Directors without a meeting shall apply to participation in meetings of and action taken by the Executive Committee.

     SECTION 6. VOTING. On any question on which the Executive Committee of the Board shall vote, the names of those voting and their votes shall be entered in the minutes of the meeting when any member of the Executive Committee of the Board so requests.

     SECTION 7. RECORDS. The Executive Committee of the Board shall keep minutes of its acts and proceedings, which shall be submitted at the next regular meeting of the Board of Directors unless sooner submitted at an organization or special meeting of the Board of Directors, and any action taken by the Board of Directors with respect thereto shall be entered in the minutes of the Board of Directors.

     SECTION 8. VACANCIES; ALTERNATE MEMBERS; ABSENCES. Any vacancy among the appointed members of the Executive Committee of the Board may be filled by affirmative vote of a majority of the whole Board of Directors. The Board of Directors may designate one or more directors as alternate members of the Executive Committee of the Board who may replace any absent or disqualified member at any meeting of the Executive Committee of the Board. In the absence or disqualification of any member or alternate member of the Executive Committee of the Board, the member or members (including alternate members) thereof present at any meeting and not disqualified from voting, whether or not constituting a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.

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                                  ARTICLE V
                           OTHER BOARD COMMITTEES

     SECTION 1. APPOINTING OTHER BOARD COMMITTEES. The Board of Directors may from time to time, by resolution adopted by affirmative vote of a majority of the whole Board of Directors, appoint other committees of the Board of Directors which shall have such powers and duties as the Board of Directors may properly determine from time to time. No such other committee of the Board of Directors shall be composed of fewer than two (2) directors. The members of any such committee shall be appointed by a majority of the whole Board of Directors and shall hold office until they are removed from such committee membership or their respective successor members of such committee are appointed by a majority of the whole Board of Directors or until their earlier death or resignation. The provisions of Section 11 of
Article III shall also apply to any resignation of a member of any other committee of the Board from such committee membership, whether or not such director also resigns from the Board of Directors. The Board of Directors may designate one or more directors as alternate members of any such committee who may replace any absent or disqualified member at any meeting of such committee. In the absence or disqualification of any member of such committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.

     SECTION 2. PLACE AND TIME OF MEETINGS; NOTICE AND WAIVER OF NOTICE; RECORDS. Meetings of such committees of the Board of Directors may be held at any place, within or without the State of Delaware, from time to time designated by the Board of Directors or such committee of the Board. Regular meetings of any such committee of the Board shall be held at such times as may be determined by resolution of the Board of Directors or such committee, and no notice shall be required for any regular meeting. A special meeting of any such committee of the Board shall be called by resolution of the Board of Directors, or by the Chairman of the Board of Directors or the Secretary, upon the request of any member of the committee. The provisions of Section 3 of Article IV with respect to notice and waiver of notice of special meetings of the Executive Committee shall also apply to all special meetings of other committees of the Board of Directors. Any such committee may make rules for holding and conducting its meetings and shall keep minutes of all meetings.

     SECTION 3. QUORUM AND ADJOURNMENT. One-third of the members of any such committee shall constitute a quorum for the transaction of business, and the act of a majority of those present at any meeting at which a quorum is present shall be the act of such committee. In the absence of a quorum, any meeting may be adjourned from time to time until a quorum is present. No notice of any adjourned meeting need be given other than by announcement at the meeting that is being adjourned. The provisions of Section 8 of Article III with respect to participation in a meeting of a committee of the Board of Directors and the provisions of Section 10 of Article III with respect to action taken by a committee of the Board of Directors without a meeting shall apply to participation in meetings of and action taken by any such committee.

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

     SECTION 4. VOTING. On any question on which such other committee of the Board shall vote, the names of those voting and their votes shall be entered in the minutes of the meeting when any member of such committee so requests.

                                  ARTICLE VI
                                 THE OFFICERS

     Section 1. OFFICERS. The officers of the Corporation may include a Chairman of the Board of Directors, one or more Vice Chairmen of the Board of Directors, a Chief Executive Officer, a President, one or more Vice Presidents (which may be designated as Senior Executive Vice President, Executive Vice President, Senior Vice President, Associate Vice President or with such other modifier as may be determined from time to time by the Corporation), a Secretary, one or more Assistant Secretaries, a Chief Financial Officer, a Treasurer, one or more Assistant Treasurers, a Controller and one or more Assistant Controllers. The officers shall be appointed by the Board of Directors or, to the extent so authorized by the Board of Directors, any committee of the Board of Directors, provided, however, that no committee of the Board of Directors shall be authorized to appoint the Chairman of the Board of Directors, any Vice Chairman of the Board of Directors, the Chief Executive Officer, President, Chief Financial Officer, Treasurer, Secretary or Controller or any Vice President designated as a Senior Vice President, Executive Vice President or Senior Executive Vice President. The officers of the Corporation may also include such other officers and agents as in the judgment of the Board of Directors or such committee of the Board of Directors may be necessary or desirable. The Chairman of the Board, any Vice Chairmen of the Board of Directors and the Chief Executive Officer shall be selected from among the Directors. The Chief Executive Officer of the Corporation may also appoint from time to time management or other committees consisting of such officers of the Corporation or its subsidiaries and having such duties as he or she then determine consistent with the provisions of these Bylaws, the Certificate of Incorporation and all applicable laws.

     SECTION 2.  TERMS OF OFFICE; VACANCIES.  Except as otherwise provided in
Section 3 and 4 of this Article VI, all officers appointed as set forth in
Section 1 of this Article VI shall hold office until their respective successors are elected and qualify, or until they sooner die, retire, resign or are removed.

     SECTION 3. REMOVAL OF OFFICERS. Any officer may be removed at any time, either for or without cause, by an affirmative vote of a majority of the whole Board of Directors or any committee of the Board of Directors to which the Board of Directors delegates such authority (as set forth in Section 1 of this Article VI). In the event the employment of any officer who is employed by the Corporation is terminated, such individual shall no longer be an officer of the Corporation unless the Board of Directors or any Board Committee to which the Board delegates such authority expressly determines otherwise.

     SECTION 4. RESIGNATIONS. Any officer may resign at any time, upon written notice of resignation to the Corporation. Any resignation shall be effective immediately unless another date is specified for it to take effect, and the acceptance of any resignation shall not be necessary to make it effective unless such resignation is tendered subject to such acceptance.

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

     SECTION 5. OFFICERS HOLDING MORE THAN ONE OFFICE. Any officer may hold two or more offices, the duties of which can be consistently performed by the same person.

     SECTION 6. CHAIRMAN OF THE BOARD. The Chairman of the Board shall preside at all meetings of the stockholders and at all meetings of the Board and shall have such other powers and duties as may from time to time be assigned by the Board or as set forth in these Bylaws.

     SECTION 7. VICE CHAIRMAN OF THE BOARD. In the absence of the Chairman of the Board, the Vice Chairman shall preside at all meetings of the Board and the stockholders. The Vice Chairman shall also have such other powers and duties as may from time to time be assigned by the Board or the Chairman of the Board or as set forth in these Bylaws.

     SECTION 8. CHIEF EXECUTIVE OFFICER. The Chief Executive Officer, subject to the control of the Board and the committees of the Board, is the general manager of the Corporation. The Chief Executive Officer shall have supervisory authority over and may exercise general executive power concerning the supervision, direction and control of the business and officers of the Corporation, with authority from time to time to delegate to the President and other officers such executive powers and duties as the Chief Executive Officer may deem advisable. In the absence of the Chairman of the Board and the Chief Executive Officer, the President shall preside at all meetings of the Board and the stockholders.

     SECTION 9. PRESIDENT. The President is the chief operating officer of the Corporation and, subject to the control of the Board, the committees of the Board and the Chief Executive Officer, has supervisory authority over and may exercise general executive powers concerning the operations, business and subordinate officers of the Corporation, with the authority from time to time to delegate to other officers such executive powers and duties as the President may deem advisable. In the absence of the Chairman of the Board and the Chief Executive Officer, the President shall preside at all meetings of the stockholders.

     SECTION 10. VICE PRESIDENTS. In the absence or disability of the President, the Vice Presidents, in order of their rank as fixed by the Board or any committee of the Board to which the Board has delegated such authority or, if not ranked, the Vice President designated by the Board, shall perform all duties of the President and, when so acting, shall have all the powers of, and be subject to all the restrictions upon, the President. The Vice Presidents shall have such other powers and perform such other duties as from time to time may be prescribed for them respectively by the Board or, in the case of Vice Presidents other than Senior Vice Presidents or Executive Vice Presidents, any committee of the Board to which the Board has delegated such authority. The Board of Directors may from time to time designate one or more Vice Presidents as Senior Executive Vice Presidents, Senior Vice Presidents, Executive Vice Presidents or such other modifiers as shall be determined from time to time by the Corporation, and the Board of Directors or any committee of the Board to which the Board has delegated such authority may designate one or more Vice Presidents as Associate Vice Presidents or such other similar modifiers as shall be determined from time to time by the Corporation.

     SECTION 11. SECRETARY. The Secretary shall keep, or cause to be kept, at the principal office and such other places as the Board may order, a book of minutes of all meetings of stockholders, the Board and its committees, with the time and place of holding, whether regular or special, and if special, how authorized, the notice thereof given, the names of those present at Board and committee meetings, and the number of shares present or represented at stockholders' meetings, and the proceedings thereof. The Secretary shall keep, or cause to be kept, a copy of the Bylaws of the Corporation at the principal office or business office. The Secretary shall keep at the principal office, or cause to be kept at the principal office of any transfer agent and registrar appointed by the Board of Directors for each class of the Corporation's common stock, a share register, or a duplicate share register, showing the name of the stockholders and their addresses, the number and classes of shares held by each, the number and date of certificates issued for the same, and the number and date of cancellation of every certificate surrendered for cancellation. The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and of the Board and of any committee thereof required by these Bylaws or by law to be given, shall keep the seal of the Corporation in safe custody, and shall have such other powers and perform such other duties as may be prescribed by the Board.

     SECTION 12. CHIEF FINANCIAL OFFICER. The Chief Financial Officer shall keep and maintain, or cause to be kept and maintained, adequate and correct accounts of the properties and business transactions of the Corporation. The books of account shall at all time be open to inspection by any director.
The Chief Financial Officer shall deposit or cause to be deposited all monies and other valuables in the name and to the credit of the Corporation with such depositories as may be designated by the Board. The Chief Financial Officer shall disburse or cause to be disbursed the funds of the Corporation as may be ordered by the Board, shall render to the Chief Executive Officer and directors, whenever they request it, an account of all transactions as Chief Financial Officer and of the financial condition of the Corporation, and shall have such other powers and perform such other duties as may be prescribed by the Board. The financial officer or officers who are subordinate to the Chief Financial Officer (including a Controller and/or Treasurer, if appointed), if any, shall, in the absence or disability of the Chief Financial Officer, or at his or her request, or if a vacancy shall exist perform his or her duties and exercise his or her powers and authority, and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

     SECTION 13. TREASURER. Subject to direction of the Board, the Chief Executive Officer, the President and the Chief Financial Officer, the Treasurer shall have the care and custody of all the funds of the Corporation and shall deposit or cause to be deposited the same in such banks or other depositories as the Board of Directors, or any officer or officers thereunto duly authorized by the Board of Directors, shall, from time to time, direct or approve. He or she shall generally perform all the duties usually appertaining to the affairs of the treasurer of a corporation. When required by the Board of Directors, he or she shall give bonds for the faithful discharge of his or her duties in such sums and with such sureties as the Board of Directors shall approve.

     SECTION 14. CONTROLLER. The Controller is the Chief Accounting Officer of the Corporation. The Controller shall keep and maintain, or cause to be kept and maintained, adequate and correct accounts of the properties and business transactions of the Corporation, including accounts of its assets, liabilities, receipts, disbursement, gains, losses, capital, surplus, and surplus shares. The Controller is responsible for the formulation of the Corporation's accounting policies, procedures and practices, and the preparation of the Corporation's financial reports. The Controller shall establish and administer a plan for the financial control of the Corporation and compare performance with that plan. The Controller shall have such other powers and duties as the Board of Directors may from time to time prescribe.

     SECTION 15. ADDITIONAL POWERS AND DUTIES. In addition to the foregoing especially enumerated duties and powers, the several officers of the Corporation shall perform such other duties and exercise such further powers as the Board of Directors may, from to time to time, determine, or as may be assigned to them by any superior officer.

                                  ARTICLE VII
                          STOCK AND TRANSFERS OF STOCK

     SECTION 1. STOCK CERTIFICATES. The capital stock of the Corporation shall be represented by certificates signed by the Chairman of the Board, the Chief Executive Officer, the President or a Vice President and also by any one of the Secretary, any Assistant Secretary, the Chief Financial Officer or the Treasurer, and shall be sealed with the seal of the Corporation. Any or all of the signatures of such officers may be a facsimile. The seal may be a facsimile, engraved or printed. In case any such officer who has signed any such certificate shall have ceased to be such officer before such certificate is issued, it may nevertheless be issued by the Corporation with the same effect as if he were such officer at the date of issue. The certificates representing the Common Stock of the Corporation shall be in such form as shall be approved by the Board of Directors.

     SECTION 2. REGISTRATION OF TRANSFERS OF STOCK. Registration of a transfer of stock shall be made on the books of the Corporation only upon presentation by the person named in the certificate evidencing such stock, or by an attorney lawfully constituted in writing, and upon surrender and cancellation of such certificate, with duly executed assignment and power of transfer endorsed thereon or attached thereto, and with such proof of the authenticity of the signature thereon as the Corporation or its agents may reasonably require.

     SECTION 3. LOST CERTIFICATES. In case any certificate of stock shall be lost, stolen or destroyed, the Board of Directors, in its discretion, or any officer or officers thereunto duly authorized by the Board of Directors, may authorize the issuance of a substitute certificate in the place of the certificate so lost, stolen or destroyed; PROVIDED, HOWEVER, that, in each such case, the Corporation may require the owner of the lost, stolen or destroyed certificate, or his, her or its legal representative, to give the Corporation evidence which the Corporation determines in its discretion is satisfactory of the loss, theft, or destruction of such certificate and of the ownership thereof, and may also require a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.

     SECTION 4. DETERMINATION OF STOCKHOLDERS OF RECORD FOR CERTAIN PURPOSES. In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty (60) days prior to any such action.

     SECTION 5. REGISTERED STOCKHOLDERS. The Corporation shall be entitled to treat the holder of record of any share or shares of stock of the Corporation as the holder in fact thereof and shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person, whether or not it shall have express or other notice thereof, except as expressly provided by applicable law.

                                  ARTICLE VIII
                                  MISCELLANEOUS

     SECTION 1. SEAL. The seal of the Corporation shall have inscribed thereon the name of the Corporation and the words "Corporate Seal, Delaware."

     SECTION 2. FISCAL YEAR. The fiscal year of the Corporation shall be determined by the Board of Directors.

     SECTION 3. REFERENCES TO ARTICLE AND SECTION NUMBERS AND TO THE BYLAWS AND THE CERTIFICATE OF INCORPORATION. Whenever in the Bylaws reference is made to an Article or Section number, such reference is to the number of an Article or Section of the Bylaws. Whenever in the Bylaws reference is made to the Bylaws, such reference is to these Bylaws of the Corporation, as the same may from time to time be amended, and whenever reference is made to the Certificate of Incorporation, such reference is to the Certificate of Incorporation of the Corporation, as the same may from time to time be amended.

     SECTION 4. BOOKS OF THE CORPORATION. Except as otherwise provided by law, the books of the Corporation shall be kept at the principal place of business of the Corporation.

                                   ARTICLE IX
                                   AMENDMENTS

     The Bylaws may be altered, amended or repealed at any annual meeting of stockholders, or at any special meeting of holders of shares of stock entitled to vote thereon, provided that in the case of a special meeting notice of such proposed alteration, amendment or repeal be included in the notice of meeting, by a vote of the holders of a majority of the shares of stock present in person or by proxy at the meeting and entitled to vote thereon, or (except as otherwise expressly provided in any Bylaws adopted by the stockholders) by the Board of Directors at any valid meeting by affirmative vote of a majority of the whole Board of Directors.

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